Exhibit 99.1

Box Announces Strong Second Quarter Fiscal 2016 Results

Surpassed 50,000 customers globally

LOS ALTOS, Calif. – September 9, 2015 – Box, Inc. [NYSE: BOX], the leading enterprise content management and collaboration platform, today announced financial results for the second quarter of fiscal 2016, which ended July 31, 2015. During the quarter, Box surpassed 50,000 customers globally, adding or expanding deployments with thousands of companies, including Airbnb, Alcoa, Cushman & Wakefield, Lionsgate, Limited Brands, Uber, and IBM.

“We delivered another strong quarter with year over year revenue growth of 43% and billings growth of 45% driven by new and expanding customer deployments,” said Aaron Levie, co-founder and CEO of Box. “We continue to invest in our core platform while adding new products like Enterprise Key Management and Governance that augment our ability to capture demand in the broader enterprise content management market. Later this month at BoxWorks, we’ll announce several more innovations and showcase how our customers are leveraging Box to transform their businesses.”

“We continued to execute on our path to profitability by delivering improved non-GAAP operating margin,” said Dylan Smith, co-founder and CFO of Box. “While we continue to invest in our large market opportunity and solidify our leadership position, our business model allows us to drive gains in operational efficiency as we scale.”

Fiscal Second Quarter Financial Highlights

•	Revenue was $73.5 million for the second quarter of fiscal 2016, an increase of 43% from the second quarter of fiscal 2015.

•	Billings in the second quarter of fiscal 2016 were $79.6 million, an increase of 45% from the second quarter of fiscal 2015.

•	Non-GAAP operating loss in the second quarter of fiscal 2016 was $32.7 million, or 45% of revenue. This compares to non-GAAP operating loss of $29.4 million, or 57% of revenue, in the second quarter of fiscal 2015. GAAP operating loss in the second quarter of fiscal 2016 was $49.8 million, or 68% of revenue. This compares to GAAP operating loss of $38.3 million, or 74% of revenue, in the second quarter of fiscal 2015.

•	Non-GAAP net loss per share attributable to common stockholders, basic and diluted, in the second quarter of fiscal 2016 was $0.28 on 120.4 million shares outstanding, compared to $2.01 in the second quarter of fiscal 2015 on 14.5 million shares outstanding. GAAP net loss per share attributable to common stockholders, basic and diluted, in the second quarter of fiscal 2016 was $0.42 on 120.4 million shares outstanding, compared to $2.71 in the second quarter of fiscal 2015 on 14.5 million shares outstanding.

•	Net cash used in operating activities in the second quarter of fiscal 2016 totaled $21.7 million. This compares to net cash used in operating activities of $26.3 million in the second quarter of fiscal 2015.

•	Cash, cash equivalents and marketable securities were $242.2 million as of July 31, 2015. In addition, we have restricted cash of $28.4 million primarily related to our leased facilities.

Business Highlights (through July 31, 2015, unless otherwise noted)

•	Customer Growth:

•	Added IBM to the growing list of leading global organizations such as GE, the Department of Justice, Schneider Electric and Procter & Gamble that have deployed Box.

•	Added or expanded deployments with thousands of companies, surpassing 50,000 paying customers globally, including more than 52% of the Fortune 500 and 28% of the Global 2000.

•	Surpassed 39 million registered users.

•	Partner Momentum:

•	Announced a major global partnership with IBM. Under the agreement, Box and IBM will:
¡	Integrate Box with IBM’s industry-leading enterprise content management, analytics, social collaboration, and security products, and jointly deliver solutions to market internationally.

¡	Incorporate Box technology into select IBM MobileFirst for iOS apps.

¡	Leverage IBM’s salesforce and Global Business Services professionals to help clients deploy and integrate Box capabilities with existing data and systems.

•	Introduced Microsoft Office Online partnership to extend the reach of Box’s powerful integrations with Office 365 for the desktop, Office on iOS and Outlook.

•	Technology and Market Leadership

•	Announced on August 31, 2015 that Box was named a leader in “The Forrester Wave™: ECM Business Content Services, Q3 ’15” report. Of the 11 vendors that were evaluated by Forrester Research, Inc., Box received the highest score for its enterprise content management (ECM) strategy, with a 4.7 on a scale of 5.

•	Named a leader in the Gartner Magic Quadrant for Enterprise File Synchronization and Sharing 2015. Box was also named a leader in the inaugural 2014 Magic Quadrant for Enterprise File Synchronization and Sharing.

•	New Executive Leadership

•	Announced in August 2015 that former CEO and General Manager of EMC’s Syncplicity business unit, Jeetu Patel, joined Box as SVP of Platform and Chief Strategy Officer to expand Box’s platform business.

•	Welcomed Paul Chapman, previously Chief Information Officer (CIO) of HP Software, as Box’s CIO to drive the company’s global IT strategy and initiatives to further support the company’s growing workforce and customer base.

•	Product Innovation:

•	Introduced the general availability of Box Governance to offer customers a new approach to seamlessly manage the entire lifecycle of business documents, from creation to retention and disposition.

•	Announced in August 2015 the availability of three new enhancements to Box’s metadata service, including metadata templates in the admin console, metadata APIs, and syncing metadata from third party systems.

•	Continued Execution in Box for Industries:

•	Marked the one-year anniversary of Box for Industries, which has driven new customers in all three initial industries, including Dignity Health, MD Anderson Cancer Center, and Mount Sinai Health System in Box for Healthcare; Viacom, Discovery Communications, and Legendary Pictures in Box for Media & Entertainment; and Barneys New York, Neiman Marcus, and Sephora in Box for Retail.

•	Hired Adam Ross, previously of Nasdaq, as Box’s new Financial Services lead in August 2015 and launched FINRA and SEC compliance capabilities for Box for the Financial Services vertical.

•	Announced that Box.org now powers over 3,000 nonprofits, sustaining strong partnerships with TechSoup Global, MemberPlanet and Exponent Partners.

•	Launched Box for Education in August 2015 to deliver tailored solutions globally to the education industry.

Outlook

•	Q3 FY16 Guidance: Revenue is expected to be in the range of $76 to $77 million, and non-GAAP operating margin is expected to be in the range of (49%) to (50%). Weighted average diluted shares outstanding is expected to be approximately 122 million.

•	Full Year FY16 Guidance: Revenue is expected to be in the range of $295 to $297 million, compared to previous guidance of $286 to $290 million. Non-GAAP operating margin is expected to be in the range of (47%) to (49%), compared to previous guidance of (49%) to (51%). Weighted average diluted shares outstanding is expected to be approximately 122 million.

All forward-looking non-GAAP financial measures contained in this section “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization and, as applicable, other special items. While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis, Box has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its second quarter fiscal 2016 non-GAAP results included in this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results and business highlights. A live audio webcast of Box’s second quarter fiscal 2016 earnings call will be available through Box’s Investor Relations website at www.box.com/investors and will be archived for a period of 90 days.

The access details for the live conference call are:

+ 1-877-876-9177 (U.S. and Canada), conference ID: BOXQ216

+ 1-785-424-1666 (international), conference ID: BOXQ216

A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-723-0479 (U.S. and Canada)

+ 1-402-220-2650 (international)

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@boxhq, @levie and @boxincir), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

This press release, the financial tables, as well as other supplemental information including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Box’s future profitability, cash flow, planned investments, planned product enhancements, as well as revenue, non-GAAP operating margin and weighted average diluted outstanding share count expectations for Box’s third fiscal quarter and fiscal year 2016 in the paragraphs under “Outlook” above. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions; (2) delays or reductions in information technology spending; (3) factors related to Box’s intensely competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud-based Enterprise Content Management market; (5) risks associated with Box’s ability to manage its rapid growth effectively; (6) Box’s limited operating history, which makes it difficult to predict future results; (7) the risk that Box’s customers do not renew their subscriptions or expand their use of Box’s services; (8) Box’s ability to provide successful enhancements, new features and modifications to its services; and (9) actual or perceived security vulnerabilities in Box’s services or any beaches of Box’s security controls.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended April 30, 2015. These documents are available on the SEC Filings section of Box’s investor relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss attributable to common stockholders, non-GAAP net loss per share attributable to common stockholders and billings (collectively, the “non-GAAP financial measures”). The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation of GAAP to non-GAAP data” which are included at the end of this release.

Box uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors’ operating results. Box believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

Non-GAAP operating loss and operating margin. Box defines non-GAAP operating loss as operating loss excluding expenses related to stock-based compensation (SBC), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating loss divided by revenue. Although stock-based compensation is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period. Box further excludes legal verdict amounts because they are considered by management to be special items outside Box’s core operating results.

Non-GAAP net loss, net loss attributable to common stock holders, and net loss per share attributable to common stockholders. Box defines non-GAAP net loss as net loss excluding expenses related to SBC, intangible assets amortization, remeasurement of redeemable convertible preferred stock warrant liability, and as applicable, other special items. Box defines non-GAAP net loss attributable to common stockholders as net loss attributable to common stockholders excluding expenses related to SBC, intangible assets amortization, remeasurement of redeemable convertible preferred stock warrant liability, accretion of redeemable convertible preferred stock, deemed dividend on the conversion of Series F redeemable convertible preferred stock, and as applicable, other special items. Box defines non-GAAP net loss per share attributable to common stockholders as non-GAAP net loss attributable to common stockholders divided by the weighted average outstanding shares. Box excludes remeasurement of redeemable convertible preferred stock warrant liability, accretion of redeemable convertible preferred stock, deemed dividend on the conversion of Series F redeemable convertible preferred stock, and as applicable, other special items because they are considered by management to be outside Box’s core operating results.

The accompanying tables have more details on the non-GAAP financial measures that are most directly comparable to GAAP financial measures and the related reconciliations between these financial measures.

About Box

Founded in 2005, Box [NYSE:BOX] is transforming the way people and organizations work so they can achieve their greatest ambitions. As the world’s the leading enterprise content management and collaboration platform, Box helps businesses of all sizes in every industry securely access and manage their critical information in the cloud. Box is headquartered in Los Altos, CA, with offices across the United States, Europe and Asia. To learn more about Box, visit www.box.com.

Contacts

Media:

Denis Roy, Box

+1 650-543-6926

press@box.com

Investors:

Alice Kousoum Lopatto, Box

+1 650-209-3467

ir@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 31, 2015	January 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$140,119	$330,436
Marketable securities	102,120	—
Accounts receivable, net	54,047	54,174
Prepaid expenses, restricted cash and other current assets	37,465	12,132
Deferred commissions	9,598	9,487

Total current assets	343,349	406,229
Property and equipment, net	79,629	58,446
Intangible assets, net	6,836	6,343
Goodwill	14,301	11,242
Restricted cash	27,617	3,367
Other long-term assets	8,269	7,039

TOTAL ASSETS	$480,001	$492,666

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,980	$17,486
Accrued compensation and benefits	23,278	20,486
Accrued expenses and other current liabilities	21,918	16,862
Capital lease obligations, current	1,915	625
Deferred revenue	118,289	107,893
Deferred rent	1,087	2,701

Total current liabilities	189,467	166,053
Debt, non-current	40,000	40,000
Capital lease obligations, non-current	3,273	1,238
Deferred revenue, non-current	12,060	12,164
Deferred rent, non-current	32,841	3,890
Other long-term liabilities	1,718	1,192

Total liabilities	279,359	224,537

Stockholders’ equity:
Common stock	12	12
Additional paid-in capital	828,749	798,743
Treasury stock	(1,177)	(1,177)
Accumulated other comprehensive loss	(91)	(56)
Accumulated deficit	(626,851)	(529,393)

Total stockholders’ equity	200,642	268,129

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$480,001	$492,666

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Revenue	$73,450	$51,423	$139,071	$96,753
Cost of revenue [1,2]	20,636	10,833	37,789	20,061

Gross profit	52,814	40,590	101,282	76,692
Operating expenses:
Research and development [2]	26,453	16,345	49,587	31,243
Sales and marketing [2]	58,460	49,657	114,955	97,097
General and administrative [1,2]	17,675	12,875	33,147	24,421

Total operating expenses	102,588	78,877	197,689	152,761

Loss from operations	(49,774)	(38,287)	(96,407)	(76,069)
Remeasurement of redeemable convertible preferred stock warrant liability	—	461	—	194
Interest expense, net	(229)	(382)	(743)	(787)
Other expense, net	(31)	(71)	(108)	(64)

Loss before provision (benefit) for income taxes	(50,034)	(38,279)	(97,258)	(76,726)
Provision (benefit) for income taxes	141	(717)	200	(653)

Net loss	(50,175)	(37,562)	(97,458)	(76,073)
Accretion of redeemable convertible preferred stock	—	(1,791)	—	(1,834)

Net loss attributable to common stockholders	$(50,175)	$(39,353)	$(97,458)	$(77,907)

Net loss per share attributable to common stockholders, basic and diluted	$(0.42)	$(2.71)	$(0.81)	$(5.51)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	120,399	14,533	119,897	14,140

[1] Includes intangible assets amortization as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Cost of revenue	$1,472	$758	$2,579	$1,411
General and administrative	39	43	78	85

Total intangible assets amortization	$1,511	$801	$2,657	$1,496

[2] Includes stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Cost of revenue	$1,041	$404	$1,892	$630
Research and development	6,303	3,005	11,566	5,013
Sales and marketing	4,742	3,119	9,025	5,184
General and administrative	2,642	1,551	4,960	3,004

Total stock-based compensation	$14,728	$8,079	$27,443	$13,831

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(50,175)	$(37,562)	$(97,458)	$(76,073)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,865	6,433	19,031	12,329
Stock-based compensation expense	14,728	8,079	27,443	13,831
Amortization of deferred commissions	3,922	2,974	7,528	5,832
Remeasurement of redeemable convertible preferred stock warrant liability	—	(461)	—	(194)
Release of deferred tax valuation allowance	—	(825)	—	(825)
Other	102	156	100	313
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(15,496)	(4,028)	127	6,558
Deferred commissions	(5,354)	(3,160)	(8,167)	(5,949)
Prepaid expenses, restricted cash and other assets	1,343	(2,245)	(27,112)	(4,528)
Accounts payable	8,602	(596)	8,868	718
Accrued expenses and other liabilities	2,560	(246)	1,563	(6,534)
Deferred rent	2,094	1,557	3,942	2,252
Deferred revenue	6,148	3,644	10,292	2,522

Net cash used in operating activities	(21,661)	(26,280)	(53,843)	(49,748)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(6,202)	—	(112,521)	—
Sales of marketable securities	709	—	3,849	—
Maturities of marketable securities	6,653	—	6,653	—
Purchases of property and equipment	(17,943)	(16,293)	(27,844)	(22,254)
Acquisition and purchases of intangible assets, net of cash acquired	(18)	(102)	(218)	(102)

Net cash used in investing activities	$(16,801)	$(16,395)	$(130,081)	$(22,356)

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(In thousands)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of initial public offering costs	$(839)	$(1,013)	$(2,172)	$(2,748)
Proceeds from borrowings, net of borrowing costs	—	12,000	—	12,000
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	149,619	—	149,619
Proceeds from exercise of stock options, net of repurchases of early exercised stock options	1,618	528	2,414	2,105
Employee payroll taxes paid related to net share settlement of restricted stock units	(1,972)	—	(6,187)	—
Payments of capital lease obligations	(192)	—	(420)	—

Net cash (used in) provided by financing activities	(1,385)	161,134	(6,365)	160,976
Effect of exchange rate changes on cash and cash equivalents	(21)	(7)	(28)	(5)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(39,868)	118,452	(190,317)	88,867
Cash and cash equivalents, beginning of period	179,987	79,266	330,436	108,851

Cash and cash equivalents, end of period	$140,119	$197,718	$140,119	$197,718

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
GAAP operating loss	$(49,774)	$(38,287)	$(96,407)	$(76,069)
Stock-based compensation	14,728	8,079	27,443	13,831
Intangible assets amortization	1,511	801	2,657	1,496
Accrued interest related to a legal verdict	569	—	569	—
Amortization of capitalized legal verdict amount	223	—	409	—

Non-GAAP operating loss	$(32,743)	$(29,407)	$(65,329)	$(60,742)

GAAP operating margin	(68)%	(74)%	(69)%	(79)%
Stock-based compensation	20	15	20	14
Intangible assets amortization	2	2	2	2
Accrued interest related to a legal verdict	1	—	—	—
Amortization of capitalized legal verdict amount	—	—	—	—

Non-GAAP operating margin	(45)%	(57)%	(47)%	(63)%

GAAP net loss	$(50,175)	$(37,562)	$(97,458)	$(76,073)
Stock-based compensation	14,728	8,079	27,443	13,831
Intangible assets amortization	1,511	801	2,657	1,496
Accrued interest related to a legal verdict	569	—	569	—
Amortization of capitalized legal verdict amount	223	—	409	—
Remeasurement of redeemable convertible preferred stock warrant liability	—	(461)	—	(194)

Non-GAAP net loss	$(33,144)	$(29,143)	$(66,380)	$(60,940)

GAAP net loss attributable to common stockholders	$(50,175)	$(39,353)	$(97,458)	$(77,907)
Stock-based compensation	14,728	8,079	27,443	13,831
Intangible assets amortization	1,511	801	2,657	1,496
Accrued interest related to a legal verdict	569	—	569	—
Amortization of capitalized legal verdict amount	223	—	409	—
Remeasurement of redeemable convertible preferred stock warrant liability	—	(461)	—	(194)
Accretion of redeemable convertible preferred stock	—	1,791	—	1,834

Non-GAAP net loss attributable to common stockholders	$(33,144)	$(29,143)	$(66,380)	$(60,940)

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (CONTINUED)

(In thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.42)	$(2.71)	$(0.81)	$(5.51)
Stock-based compensation	0.13	0.55	0.24	0.97
Intangible assets amortization	0.01	0.06	0.02	0.11
Accrued interest related to a legal verdict	—	—	—	—
Amortization of capitalized legal verdict amount	—	—	—	—
Remeasurement of redeemable convertible preferred stock warrant liability	—	(0.03)	—	(0.01)
Accretion of redeemable convertible preferred stock	—	0.12	—	0.13

Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.28)	$(2.01)	$(0.55)	$(4.31)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	120,399	14,533	119,897	14,140

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In thousands)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
GAAP revenue	$73,450	$51,423	$139,071	$96,753
Deferred revenue, end of period	130,349	92,594	130,349	92,594
Less: deferred revenue, beginning of period	(124,201)	(88,950)	(120,057)	(90,072)

Billings	$79,598	$55,067	$149,363	$99,275